CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-4224) of The Sports Authority 401(k) Savings and Profit Sharing Plan of our report dated June 24, 1997, appearing in this Form 11-K.



Price Waterhouse LLP
Fort Lauderdale, Florida
June 27, 1997


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